Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement (No. 333-215238) on Form S-3 of Investar Holding Corporation of our report dated February 17, 2017, relating to the consolidated financial statements of Citizens Bancshares, Inc., appearing in this Current Report on Form 8-K.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus Supplement.

/s/ Hannis T. Bourgeois, LLP

Baton Rouge, Louisiana

March 15, 2017